UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 28, 2017

T Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Texas	333-1111153	71-0919962
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

16200 Dallas Parkway, Suite 190, Dallas, Texas	75248
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 720-9000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
On April 28, 2017, T Bancshares, Inc. (“T Bancshares” or the “Company”) and T Acquisition, Inc. (“T Acquisition”) received the last regulatory approval that is required for T Acquisition to complete the acquisition of Company and its wholly owned subsidiary, T Bank, N.A. (the “Merger”). The Merger is expected to close on or about May 15, 2017, subject to the satisfaction or waiver of the customary closing conditions outlined in the Agreement and Plan of Merger, dated November 10, 2016, between the Company and T Acquisition (the "merger agreement").
In connection with the Merger, holders of T Bancshares common stock will be entitled to receive an amount in cash consisting of two payments that, based on the T Bancshares’ Adjusted Equity (as defined in the merger agreement) at March 31, 2016, would have totaled approximately $10.6342 per share:
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Special Dividend.  The first payment is a special dividend to be paid by T Bancshares to each holder of record of common stock as of a date just prior to closing in an amount by which T Bancshares’ Adjusted Equity as of a date just prior to closing exceeds $20,000,000.  Based on T Bancshares’ estimated, unaudited shareholders’ equity as of March 31, 2017, the special dividend would have equaled approximately $2.6067 per share. The special dividend will increase (or decrease) based on T Bancshares’ net income (or net losses) from March 31, 2017 to a date just prior to closing which is estimated to be April 30, 2017.

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Per Share Merger Consideration. The second payment is the per share merger consideration to be paid by T Acquisition for each share of T Bancshares common stock issued and outstanding immediately prior to the effect time of the merger equal to approximately $8.0275 per share, subject to adjustment.

FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K contains statements regarding the proposed Merger between T Bancshares and T Acquisition, the expected timetable for completing the transaction, future financial and operating results, and other statements about the future expectations, beliefs, goals, plans or prospects of the management of each of the T Bancshares and T Acquisition. These statements are based on current expectations, estimates, forecasts and projections and management assumptions about the future performance of each of the Company, T Acquisition and the combined corporation, as well as the businesses and markets in which they do and are expected to operate. These statements constitute forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words such as “expects,” “believes,” “estimates,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans, “seeks,” “indicates” and variations of such words and similar expressions are intended to identify such forward-looking statements which are not statements of historical fact. These forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to assess. Actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. The closing of the proposed Merger is subject to customary closing conditions. There is no assurance that such conditions will be met or that the proposed Merger will be consummated within the expected time frame, or at all. If the Merger is completed, factors that may cause actual outcomes to differ from what is expressed or forecasted in these forward-looking statements include, among other things, difficulties and delays in meeting the closing conditions outlined in the merger agreement. For a more complete list and description of such risks and uncertainties, refer to T Bancshares’s Annual Report on Form 10-K for the year ended December 31, 2016 as well as other filings made by T Bancshares with the Securities and Exchange Commission (the “SEC”). Except as required under the U.S. federal securities laws and the rules and regulations of the SEC, T Bancshares disclaims any intention or obligation to update any forward-looking statements after the distribution of this press release, whether as a result of new information, future events, developments, changes in assumptions or otherwise.

Additional Information and Where to Find It

In connection with the proposed Merger, the Company filed with the SEC on February 10, 2017 a definitive proxy statement on Schedule 14A, dated February 8, 2017 (the "Proxy Statement"), as well as other relevant documents concerning the proposed Merger.  Shareholders are urged to read the Proxy Statement and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. You may obtain a free copy of the Proxy Statement, as well as other filings containing information about the Company, Parent and Tectonic, at the SEC's Internet site (www.sec.gov).  You may also obtain these documents by contacting the Company's Corporate Secretary, at T Bancshares, Inc., 16200 Dallas Parkway, Suite 190, Dallas, Texas 75248, or via e-mail to sjensen@tbank.com. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.

Participants in Solicitation

The Company and its directors, executive officers, management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed Merger. Information concerning the Company participants is set forth in the Company's definitive proxy statement, dated February 8, 2017, as filed with the SEC on Schedule 14A. Additional information regarding the interests of participants of the Company in the solicitation of proxies in respect of the proposed Merger is included in the Proxy Statement filed with the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

T Bancshares, Inc.

Date: May 2, 2017	By:	/s/ Patrick Howard
Patrick Howard
President & Chief Executive Officer